UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 12, 2011

Accend Media

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-173814 27-4479356

(Commission File Number) (IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-306

Las Vegas, NV 89123

(Address of Principal Executive Offices) (Zip Code)

(702) 332-9888

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.06 Change in Shell Company Status

Accend Media (the “Company”) ceased to be a shell company on September 12, 2011. This status change is a result of obtaining approximately $26,000 in revenues from the development of marketing landing pages (digital production) and engaging online publishers to drive traffic to different websites. The Company is also marketing its Unsub Today email suppression software.

Although the Company has some digital production development underway, at this time, management is uncertain as to the amount of revenues the Company can generate for the month of September. This work is still in progress. In addition, the company has integrated more than a dozen clients for its Auto Finance lead generation vertical and is planning a September launch of the program.

Therefore, with these recent events, management believes that the Company is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011

By: /s/ Scott Gerardi

Name: Scott Gerardi

Title: Chief Executive Officer